Exhibit 10.1

FIFTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Fifth Modification to Loan and Security Agreement (this Modification) is entered into by and between POLAR POWER INC., a Delaware corporation (Borrower), and PINNACLE BANK, a California corporation (Lender), as of this 5th day of September, 2023 at San Jose, California.

RECITALS

A. Lender and Borrower previously entered into a Loan and Security Agreement dated September 30, 2020, as modified from time to time pursuant to one or more Modifications to Loan and Security Agreement (collectively, the Loan Agreement). Initially capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

B. Borrower has requested, and Lender (subject to fulfillment of the Conditions Precedent set forth below) has agreed, to modify the Loan Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Loan Agreement and the above Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall become effective upon fulfillment of the Conditions Precedent set forth below as required by Lender.

3. Modifications to Loan Agreement.

(a) Subparagraphs (a) and (b) of the definition of Eligible Accounts (set forth in Section 1.1 of the Loan Agreement) are hereby amended to read as follows, with the remainder of such definition to remain unchanged and in full force and effect:

(a) Accounts which the Account debtor has failed to pay within ninety (90) days of invoice date, except that such time period, with respect to the Accounts of an Account Debtor, on a case-by-case basis, may be extended to one hundred twenty (120) days in Lender’s sole discretion (with Lender so extending such time period to one hundred twenty (120) days with respect to the Accounts of Account Debtor AT&T); all Accounts owed by any Account debtor that has failed to pay twenty-five percent (25%) or more of its Accounts owed to Borrower within ninety (90) days of invoice date, except that such time period, with respect to the Accounts of an Account Debtor, on a case-by-case basis, may be extended to one hundred twenty (120) days in Lender’s sole discretion (with Lender so extending such time period to one hundred twenty (120) days with respect to the Accounts of Account Debtor AT&T);

(b) The first sentence of Section 2.1 of the Loan Agreement is hereafter amended to read as follows, with the remainder of Section 2.1 to remain unchanged and in full force and effect:

Upon the request of Borrower, made at any time from and after the date hereof until the Termination Date, and so long as no Event of Default has occurred and is continuing, Lender may, in its Sole Discretion, make Advances in an amount up to (a) eighty-five percent (85%) of the aggregate Net Face Amount of Eligible Accounts (the foregoing, the Accounts Borrowing Base), plus (b) the least of (1) forty percent (40%) (the Inventory Advance Rate) of the aggregate Eligible Inventory Value of Eligible Inventory or (2) Four Million Dollars ($4,000,000.00) (the Inventory Advances Limit)1 (the foregoing, as applicable, Inventory Borrowing Base); provided, however, that in no event shall the aggregate amount of the outstanding Advances under the Revolving Credit Facility be greater than, at any time, the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (said dollar limit the Advance Limit).

4. Conditions Precedent. The effectiveness of this Modification is conditioned upon fulfillment of the following conditions precedent as required by Lender, with any unfulfilled conditions precedent (unless waived by Lender) to become conditions subsequent to be immediately satisfied:

(a) Borrower shall have executed and delivered a copy of this Modification to Lender;

(b) Borrower shall have paid Lender a sub-line increase fee of one and one-half percent (1.50%) of $1,500,000.00, which equals Twenty Two Thousand and 00/100 Dollars ($22,500.00), in consideration of Lender’s increase of the Inventory Advances Limit from $2,500,000.00 to $4,000,000.00, which fee (at Lender’s option) may be charged as an Advance under the Loan Agreement and added to the Obligations regardless of whether an Overadvance will result.

(c) The delivery, execution, resolution and/or completion (as applicable), to Lender’s satisfaction, of all other documents, matters or acts required by Lender in connection with this Modification including, without limitation:

(i)	N/A.

1 In the event that Borrower’s Effective Tangible Net Worth diminishes to: (a) Ten Million and 00/100 Dollars ($10,000,000.00), the Inventory Advances Limit shall decrease to Two Million and 00/100 Dollars ($2,000,000.00); (b) Nine Million and 00/100 Dollars ($9,000,000.00), the Inventory Advances Limit shall decrease to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00); (c) Eight Million and 00/100 Dollars ($8,000,000.00), the Inventory Advances Limit shall decrease to One Million and 00/100 Dollars ($1,000,000.00); (d) Seven Million and 00/100 Dollars ($7,000,000.00), the Inventory Advances Limit shall decrease to Five Hundred Thousand and 00/100 Dollars ($500,000.00); and (e) Six Million and 00/100 Dollars ($6,000,000.00), the Inventory Advances Limit Sublimit shall reduce to Zero and 00/100 Dollars ($0). Any such decrease in the Inventory Advances Limit shall take effect on the first day of the month following Borrower’s delivery of its quarterly financial statements as required by Section 6.4.

(d) Borrower shall have paid Lender’s attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Modification and related documents, which fees and costs (at Lender’s option) may be charged as Advances under the Loan Agreement and added to the Obligations regardless of whether an Overadvance will result. In addition, Lender shall charge Borrower a $500 documentation fee.

5. Releases. In consideration of Lender’s agreement to enter into this Modification, Borrower and the undersigned guarantors (if any), each release Lender and its respective agents, employees, officers, directors, attorneys, representatives, insurers, and successors and assigns (individually and collectively, the Released Parties), from any and all claims, whether or not such claims are known, unknown or suspected to exist, and causes of action which have been sustained or may be sustained, relating in any way to the lending relationship between Lender, on the one hand, and Borrower and/or such guarantors (if any), on the other hand (individually and collectively, the Released Matters). Borrower and the undersigned guarantors (if any) each covenant and agree that neither they nor their agents, employees or successors and assigns will hereafter commence, maintain or prosecute any action at law or otherwise, or assert any claim against the Released Parties, for damages or loss of any kind or amount arising out of the subject matter of the Released Matters. It is the intention of each of Borrower and the undersigned guarantors (if any) that this release shall be effective in full and final accord and satisfaction and release of and from all Released Matters. Borrower and the undersigned guarantors (if any) each hereby waive any and all rights which they have or may have against the Released Parties under the provisions of Section 1542 of the California Civil Code (or other applicable law) as now worded and hereafter amended, which section presently read as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6. Reaffirmations. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement (as amended by this Modification) and in any document incident thereto or connected therewith.

7. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Agreement remain in full force and effect.

8. No Waiver of Events of Default. As of the date hereof, Lender may have been unable to ascertain the existence of any events of default under the Loan Agreement, and Lender’s failure to refer herein to any existing event of default shall not be deemed a waiver of any such existing event of default.

9. Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

10. Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “.pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the person who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

11. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereof must be in writing and signed by the parties.

[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Fifth Modification to Loan and Security Agreement as of the date first set forth above.

POLAR POWER, INC.,
a Delaware corporation

By:	/s/ Arthur D. Sams
Name:	Arthur D. Sams
Title:	CEO & Corporate Secretary

PINNACLE BANK,
a California corporation

By:	/s/ Kevin O’Hare
Name:	Kevin O’Hare
Title:	President, Pinnacle Capital Finance

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